Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Fourth Quarter and Full Year 2018 Financial Results, 2019 Guidance
FOURTH QUARTER 2018 HIGHLIGHTS

•	Revenues increased $19.5 million, or 10.5%, to $205.5 million in Q4 2018 from $185.9 million in Q4 2017.

•
Net income from continuing operations was $3.1 million in Q4 2018 compared to a net loss of $29.3 million in Q4 2017. Net loss for Q4 2017 included a non-cash pre-tax goodwill impairment charge of $45.0 million related to the company's Business Advisory segment.

•	Adjusted EBITDA(7), a non-GAAP measure, was $27.9 million in Q4 2018 as compared to $31.5 million in Q4 2017.

•	Diluted earnings per share from continuing operations was $0.14 in Q4 2018 compared to diluted loss per share from continuing operations of $1.36 in Q4 2017.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $0.66 in Q4 2018 compared to $0.68 in Q4 2017.
FULL YEAR 2018 HIGHLIGHTS AND 2019 GUIDANCE

•	Revenues increased $62.6 million, or 8.5%, to $795.1 million for full year 2018, compared to $732.6 million for full year 2017.

•
Net income from continuing operations was $13.9 million for full year 2018, compared to net loss from continuing operations of $170.5 million for full year 2017. Net loss for full year 2017 included non-cash pretax goodwill impairment charges of $253.1 million related to the company's Healthcare and Business Advisory segments.

•	Adjusted EBITDA(7), a non-GAAP measure, was $91.0 million for full year 2018, compared to $104.6 million for full year 2017.

•	Diluted earnings per share from continuing operations was $0.63 for full year 2018, compared to diluted loss per share from continuing operations of $7.95 for full year 2017.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, was $2.08 for full year 2018, compared to $2.15 for full year 2017.

•	Huron provides full year 2019 guidance, including revenue expectations in a range of $800.0 million to $840.0 million.
CHICAGO - Feb. 26, 2019 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the fourth quarter and full year ended December 31, 2018.

“Led by strong growth in our Business Advisory and Education segments, revenues grew 10% organically over the prior year quarter,” said James H. Roth, chief executive officer of Huron. “The strategic positioning we have done over the last two years has enabled each of our segments to achieve organic revenue growth in 2018. We remain committed to achieving our long-term financial objectives of sustainable organic growth and improved profitability over time, and we believe we are well-positioned to make meaningful progress on these objectives in 2019.”
FOURTH QUARTER 2018 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $19.5 million, or 10.5%, to $205.5 million for the fourth quarter of 2018, compared to $185.9 million for the fourth quarter of 2017.
Net income from continuing operations was $3.1 million for the fourth quarter of 2018, compared to net loss from continuing operations of $29.3 million for the same period last year. Diluted earnings per share from continuing operations was $0.14 for the fourth quarter of 2018, compared to diluted loss per share from continuing operations of $1.36 for the fourth quarter of 2017.
Fourth quarter 2018 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) was $23.7 million, compared to loss before interest, taxes, depreciation and amortization of $14.6 million in the same period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended December 31,
	2018	2017
Restructuring charges	$992	$951
Other losses, net	$2,971	$1,333
Goodwill impairment charges	$—	$43,493
Amortization of intangible assets	$5,723	$8,595
Non-cash interest on convertible notes	$2,095	$1,998
Other non-operating expense (income), net	$(56)	$235
Tax effect	$(2,378)	$(21,195)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$2,364	$8,762
Tax expense related to "check-the-box" election	$—	$20
Foreign currency transaction losses	$279	$15
Adjusted EBITDA(7) was $27.9 million, or 13.6% of revenues, in the fourth quarter of 2018, compared to $31.5 million, or 16.9% of revenues, in the same quarter last year. Adjusted net income from continuing operations(7) was $14.8 million, or $0.66 per diluted share, for the fourth quarter of 2018, compared to $14.9 million, or $0.68 per diluted share, for the same period in 2017.
The average number of full-time billable consultants(2) increased 4.5% to 2,236 in the fourth quarter of 2018 from 2,140 in the same quarter last year. Full-time billable consultant utilization rate(3) was 79.7% during the fourth quarter of 2018, compared to 74.2% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $215 for the fourth quarter of 2018, compared to $210 for the fourth quarter of 2017. The average number of full-time equivalent professionals(6) was 285 in the fourth quarter of 2018, compared to 256 for the same period in 2017.
FULL YEAR 2018 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $62.6 million, or 8.5%, to $795.1 million for full year 2018, compared to $732.6 million for full year 2017. Revenues for full year 2018 included $6.4 million of incremental revenues due to the full period impact of Huron's acquisition of Innosight Holdings, LLC, which was completed in March 2017.
Net income from continuing operations was $13.9 million for full year 2018, compared to net loss from continuing operations of $170.5 million for the same period last year. Diluted earnings per share from continuing operations was $0.63 for full year 2018, compared to diluted loss per share from continuing operations of $7.95 for the same prior year period.
EBITDA(7) was $83.1 million for full year 2018, compared to loss before interest, taxes, depreciation and amortization of $154.7 million in the comparable period last year.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2018	2017
Restructuring charges	$3,657	$6,246
Other losses (gains), net	$(2,019)	$1,111
Amortization of intangible assets	$23,955	$35,027
Goodwill impairment charges	$—	$253,093
Non-cash interest on convertible notes	$8,232	$7,851
Other non-operating expense (income), net	$5,807	$(696)
Tax effect	$(9,487)	$(91,557)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$1,749	$8,762
Tax benefit related to "check-the-box" election	$—	$(2,728)
Foreign currency transaction losses (gains)	$475	$(434)
Adjusted EBITDA(7) was $91.0 million, or 11.4% of revenues, for full year 2018, compared to $104.6 million, or 14.3% of revenues, in the comparable period last year. Adjusted net income from continuing operations(7) was $45.8 million, or $2.08 per diluted share, for full year 2018, compared to $46.6 million, or $2.15 per diluted share, for the comparable period in 2017.
The average number of full-time billable consultants(2) increased 5.9% to 2,165 for full year 2018, compared to 2,045 in the same period last year. Full-time billable consultant utilization rate(3) was 77.5% for full year 2018, compared to 74.5% in the same period last year. Average billing rate per hour for full-time billable consultants(4) was $209 for full year 2018, compared to $207 for the same prior year period. The average number of full-time equivalent professionals(6) was 280 for full year 2018, compared to 268 for the comparable period in 2017.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s full year 2018 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (30%); and Education (24%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2018.
OUTLOOK FOR 2019
Based on currently available information, the company provided guidance for full year 2019 of revenues before reimbursable expenses in a range of $800.0 million to $840.0 million. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share to increase 8% to 20% over 2018.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.

FOURTH QUARTER 2018 WEBCAST
The company will host a webcast to discuss its financial results today, February 26, 2019, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed at Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” "guidance," or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's forthcoming Annual Report on Form 10-K for the year ended December 31, 2018, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues and reimbursable expenses:
Revenues	$205,454	$185,927	$795,125	$732,570
Reimbursable expenses	23,226	19,313	82,874	75,175
Total revenues and reimbursable expenses	228,680	205,240	877,999	807,745
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	132,581	111,621	521,537	454,806
Amortization of intangible assets and software development costs	1,052	2,544	4,247	10,932
Reimbursable expenses	23,213	19,535	82,923	75,436
Total direct costs and reimbursable expenses	156,846	133,700	608,707	541,174
Operating expenses and other losses (gains), net:
Selling, general and administrative expenses	42,502	43,227	180,983	175,364
Restructuring charges	992	951	3,657	6,246
Other losses (gains), net	2,971	1,333	(2,019)	1,111
Depreciation and amortization	8,294	9,664	34,575	38,213
Goodwill impairment charges	—	43,493	—	253,093
Total operating expenses and other losses (gains), net	54,759	98,668	217,196	474,027
Operating income (loss)	17,075	(27,128)	52,096	(207,456)
Other income (expense), net:
Interest expense, net of interest income	(4,377)	(4,802)	(19,013)	(18,613)
Other income (expense), net	(2,731)	361	(7,862)	3,565
Total other expense, net	(7,108)	(4,441)	(26,875)	(15,048)
Income (loss) from continuing operations before taxes	9,967	(31,569)	25,221	(222,504)
Income tax expense (benefit)	6,912	(2,259)	11,277	(51,999)
Net income (loss) from continuing operations	3,055	(29,310)	13,944	(170,505)
Income (loss) from discontinued operations, net of tax	6	(302)	(298)	388
Net income (loss)	$3,061	$(29,612)	$13,646	$(170,117)
Net earnings (loss) per basic share:
Net income (loss) from continuing operations	$0.14	$(1.36)	$0.64	$(7.95)
Income (loss) from discontinued operations, net of tax	—	(0.02)	(0.01)	0.02
Net income (loss)	$0.14	$(1.38)	$0.63	$(7.93)
Net earnings (loss) per diluted share:
Net income (loss) from continuing operations	$0.14	$(1.36)	$0.63	$(7.95)
Income (loss) from discontinued operations, net of tax	—	(0.02)	(0.01)	0.02
Net income (loss)	$0.14	$(1.38)	$0.62	$(7.93)
Weighted average shares used in calculating earnings per share:
Basic	21,774	21,515	21,706	21,439
Diluted	22,294	21,515	22,058	21,439
Comprehensive income (loss):
Net income (loss)	$3,061	$(29,612)	$13,646	$(170,117)
Foreign currency translation adjustments, net of tax	(315)	(233)	(1,814)	1,602
Unrealized gain on investment, net of tax	3,299	6,393	7,772	4,724
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(654)	433	167	429
Other comprehensive income	2,330	6,593	6,125	6,755
Comprehensive income (loss)	$5,391	$(23,019)	$19,771	$(163,362)

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$33,107	$16,909
Receivables from clients, net	109,677	101,778
Unbilled services, net	69,613	57,618
Income tax receivable	6,612	4,039
Prepaid expenses and other current assets	13,922	10,951
Total current assets	232,931	191,295
Property and equipment, net	40,374	45,541
Deferred income taxes, net	2,153	16,752
Long-term investment	50,429	39,904
Other non-current assets	30,525	25,375
Intangible assets, net	47,857	72,311
Goodwill	645,263	645,750
Total assets	$1,049,532	$1,036,928
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,020	$9,194
Accrued expenses and other current liabilities	17,207	19,643
Accrued payroll and related benefits	109,825	73,698
Accrued contingent consideration for business acquisitions	9,991	8,515
Current maturities of long-term debt	243,132	501
Deferred revenues	28,130	27,916
Total current liabilities	418,305	139,467
Non-current liabilities:
Deferred compensation and other liabilities	20,875	20,895
Accrued contingent consideration for business acquisitions, net of current portion	1,450	14,313
Long-term debt, net of current portion	53,853	342,507
Deferred lease incentives	13,693	15,333
Deferred income taxes, net	732	1,097
Total non-current liabilities	90,603	394,145
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,114,739 and 24,560,468 shares issued at December 31, 2018 and December 31, 2017, respectively	244	241
Treasury stock, at cost, 2,568,288 and 2,443,577 shares at December 31, 2018 and December 31, 2017, respectively	(124,794)	(121,994)
Additional paid-in capital	452,573	434,256
Retained earnings	196,106	180,443
Accumulated other comprehensive income	16,495	10,370
Total stockholders’ equity	540,624	503,316
Total liabilities and stockholders’ equity	$1,049,532	$1,036,928

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$13,646	$(170,117)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,311	50,089
Share-based compensation	18,818	14,838
Amortization of debt discount and issuance costs	10,313	10,203
Goodwill impairment charges	—	253,093
Allowances for doubtful accounts and unbilled services	657	3,217
Deferred income taxes	10,717	(53,753)
Loss (gain) on sale of businesses	5,807	(931)
Change in fair value of contingent consideration liabilities	381	1,111
Changes in operating assets and liabilities, net of acquisitions and divestitures:
(Increase) decrease in receivables from clients, net	(10,509)	1,650
(Increase) decrease in unbilled services, net	(11,094)	(4,332)
(Increase) decrease in current income tax receivable / payable, net	(2,607)	210
(Increase) decrease in other assets	(1,361)	(366)
Increase (decrease) in accounts payable and accrued liabilities	(8,212)	3,732
Increase (decrease) in accrued payroll and related benefits	35,481	(10,966)
Increase (decrease) in deferred revenues	310	2,117
Net cash provided by operating activities	101,658	99,795
Cash flows from investing activities:
Purchases of property and equipment, net	(8,936)	(24,402)
Investment in life insurance policies	(2,037)	(1,826)
Distributions from life insurance policies	—	2,889
Purchases of businesses, net of cash acquired	(215)	(106,915)
Capitalization of internally developed software costs	(6,069)	(1,370)
Proceeds from note receivable	1,040	1,177
Divestitures of businesses, net of cash sold	(2,345)	1,499
Net cash used in investing activities	(18,562)	(128,948)
Cash flows from financing activities:
Proceeds from exercise of stock options	937	—
Shares redeemed for employee tax withholdings	(3,187)	(4,846)
Proceeds from borrowings under credit facility	204,300	277,500
Repayments of debt	(259,801)	(240,745)
Payments for debt issuance costs	(1,385)	(408)
Deferred acquisition payments	(7,554)	(2,680)
Net cash provided by (used in) financing activities	(66,690)	28,821
Effect of exchange rate changes on cash	(208)	214
Net increase (decrease) in cash and cash equivalents	16,198	(118)
Cash and cash equivalents at beginning of the period	16,909	17,027
Cash and cash equivalents at end of the period	$33,107	$16,909

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2018	2017
Healthcare:
Revenues	$92,951	$95,648	(2.8)%
Operating income	$29,897	$35,181	(15.0)%
Segment operating income as a percentage of segment revenues	32.2%	36.8%
Business Advisory:
Revenues	$65,395	$50,000	30.8%
Operating income	$15,594	$11,710	33.2%
Segment operating income as a percentage of segment revenues	23.8%	23.4%
Education:
Revenues	$47,108	$40,279	17.0%
Operating income	$10,549	$8,546	23.4%
Segment operating income as a percentage of segment revenues	22.4%	21.2%
Total Company:
Revenues	$205,454	$185,927	10.5%
Reimbursable expenses	23,226	19,313	20.3%
Total revenues and reimbursable expenses	$228,680	$205,240	11.4%
Statements of Operations reconciliation:
Segment operating income	$56,040	$55,437	1.1%
Items not allocated at the segment level:
Other operating expenses	27,700	28,075	(1.3)%
Other losses, net	2,971	1,333	122.9%
Depreciation and amortization	8,294	9,664	(14.2)%
Goodwill impairment charge (1)	—	43,493	N/M
Total operating income (loss)	17,075	(27,128)	N/M
Other expense, net	(7,108)	(4,441)	60.1%
Income (loss) from continuing operations before taxes	$9,967	$(31,569)	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	813	778	4.5%
Business Advisory	813	809	0.5%
Education	621	549	13.1%
Total	2,247	2,136	5.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	821	769
Business Advisory	796	828
Education	619	543
Total	2,236	2,140

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended December 31,
Other Operating Data (continued):	2018	2017
Full-time billable consultant utilization rate (3):
Healthcare	81.9%	84.5%
Business Advisory	80.3%	66.9%
Education	76.2%	70.6%
Total	79.7%	74.2%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$220	$222
Business Advisory (5)	$224	$198
Education	$198	$207
Total (5)	$215	$210
Revenue per full-time billable consultant (in thousands):
Healthcare	$77	$84
Business Advisory	$79	$58
Education	$68	$65
Total	$75	$69
Average number of full-time equivalents (for the period) (6):
Healthcare	231	207
Business Advisory	20	17
Education	34	32
Total	285	256
Revenue per full-time equivalent (in thousands):
Healthcare	$127	$149
Business Advisory	$131	$125
Education	$156	$146
Total	$131	$147

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2018	2017
Healthcare:
Revenues	$364,763	$356,909	2.2%
Operating income	$108,060	$118,761	(9.0)%
Segment operating income as a percentage of segment revenues	29.6%	33.3%
Business Advisory:
Revenues	$236,185	$207,753	13.7%
Operating income	$50,625	$46,600	8.6%
Segment operating income as a percentage of segment revenues	21.4%	22.4%
Education:
Revenues	$194,177	$167,908	15.6%
Operating income	$48,243	$40,318	19.7%
Segment operating income as a percentage of segment revenues	24.8%	24.0%
Total Company:
Revenues	$795,125	$732,570	8.5%
Reimbursable expenses	82,874	75,175	10.2%
Total revenues and reimbursable expenses	$877,999	$807,745	8.7%
Statements of Operations reconciliation:
Segment operating income	$206,928	$205,679	0.6%
Items not allocated at the segment level:
Other operating expenses	122,276	120,718	1.3%
Other losses (gains), net	(2,019)	1,111	N/M
Depreciation and amortization expense	34,575	38,213	(9.5)%
Goodwill impairment charges (1)	—	253,093	N/M
Total operating income (loss)	52,096	(207,456)	N/M
Other expense, net	(26,875)	(15,048)	78.6%
Income (loss) from continuing operations before taxes	$25,221	$(222,504)	N/M
Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Healthcare	813	778	4.5%
Business Advisory	813	809	0.5%
Education	621	549	13.1%
Total	2,247	2,136	5.2%
Average number of full-time billable consultants (for the period) (2):
Healthcare	807	796
Business Advisory	769	740
Education	589	509
Total	2,165	2,045

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended December 31,
Other Operating Data (continued):	2018	2017
Full-time billable consultant utilization rate (3):
Healthcare	81.7%	78.4%
Business Advisory	73.8%	71.5%
Education	76.6%	72.8%
Total	77.5%	74.5%
Full-time billable consultant average billing rate per hour (4):
Healthcare	$209	$206
Business Advisory (5)	$215	$205
Education	$202	$213
Total (5)	$209	$207
Revenue per full-time billable consultant (in thousands):
Healthcare	$307	$295
Business Advisory	$293	$268
Education	$289	$291
Total	$297	$284
Average number of full-time equivalents (for the period) (6):
Healthcare	219	213
Business Advisory	22	20
Education	39	35
Total	280	268
Revenue per full-time equivalent (in thousands):
Healthcare	$536	$576
Business Advisory	$484	$464
Education	$601	$564
Total	$541	$566

(1)
The non-cash goodwill impairment charges are not allocated at the segment level because the underlying goodwill asset is reflective of our corporate investment in the segments. We do not include the impact of goodwill impairment charges in our evaluation of segment performance.

(2)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)
Beginning in the third quarter of 2018, the average billing rate per hour excludes the number of hours charged on internal assignments by consultants within Huron Eurasia India to provide a more meaningful average billing rate charged to external clients. Prior year periods have been revised for consistent presentation.

Absent the hours worked by the Huron Eurasia India consultants on internal assignments, the average billing rate per hour for Business Advisory for the first, second, third and fourth quarters of 2018 were $209, $215, $213, and $224 respectively; compared to $209, $203, $209 and $198 for the same prior year periods. The average billing rate per hour for Business Advisory for the six months ended June 30, 2018, nine months ended September 30, 2018, and twelve months ended December 31, 2018 were $212, $212 and $215, respectively, compared to $206, $207 and $205 for the same prior year periods.
Absent the hours worked by the Huron Eurasia India consultants on internal assignments, Huron's consolidated average billing rate per hour for the first, second, third and fourth quarters of 2018 were $206, $205, $209 and $215, respectively; compared to $219, $199, $202 and $210 for the same prior year periods. Huron's consolidated average billing rate per hour for the six months ended June 30, 2018, nine months ended September 30, 2018 and twelve months ended December 31, 2018 were $205, $206 and $209, respectively; compared to $209, $206 and $207 for the same prior year periods.

(6)
Consists of leadership coaches and their support staff within the Studer Group solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues	$205,454	$185,927	$795,125	$732,570
Net income (loss) from continuing operations	$3,055	$(29,310)	$13,944	$(170,505)
Add back:
Income tax expense (benefit)	6,912	(2,259)	11,277	(51,999)
Interest expense, net of interest income	4,377	4,802	19,013	18,613
Depreciation and amortization	9,346	12,208	38,822	49,145
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (7)	23,690	(14,559)	83,056	(154,746)
Add back:
Restructuring charges	992	951	3,657	6,246
Other losses (gains), net	2,971	1,333	(2,019)	1,111
Goodwill impairment charges	—	43,493	—	253,093
Other non-operating expense (income), net	(56)	235	5,807	(696)
Foreign currency transaction losses (gains), net	279	15	475	(434)
Adjusted EBITDA (7)	$27,876	$31,468	$90,976	$104,574
Adjusted EBITDA as a percentage of revenues (7)	13.6%	16.9%	11.4%	14.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss) from continuing operations	$3,055	$(29,310)	$13,944	$(170,505)
Weighted average shares – diluted	22,294	21,515	22,058	21,439
Diluted earnings (loss) per share from continuing operations	$0.14	$(1.36)	$0.63	$(7.95)
Add back:
Restructuring charges	992	951	3,657	6,246
Other losses (gains), net	2,971	1,333	(2,019)	1,111
Amortization of intangible assets	5,723	8,595	23,955	35,027
Goodwill impairment charges	—	43,493	—	253,093
Non-cash interest on convertible notes	2,095	1,998	8,232	7,851
Other non-operating expense (income), net	(56)	235	5,807	(696)
Tax effect	(2,378)	(21,195)	(9,487)	(91,557)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	2,364	8,762	1,749	8,762
Tax expense (benefit) related to "check-the-box" election	—	20	—	(2,728)
Total adjustments, net of tax	11,711	44,192	31,894	217,109
Adjusted net income from continuing operations (7)	$14,766	$14,882	$45,838	$46,604
Adjusted weighted average shares - diluted (8)	22,294	21,738	22,058	21,627
Adjusted diluted earnings per share from continuing operations (7)	$0.66	$0.68	$2.08	$2.15

(7)
In evaluating the company’s financial performance and outlook, management uses earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(8)
As the company reported a net loss for the three and twelve months ended December 31, 2017, GAAP diluted weighted average shares outstanding equals the basic weighted average shares outstanding for those periods. The non-GAAP adjustments described above resulted in adjusted net income from continuing operations for those periods. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding.